UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-42584 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(866) 418-5144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, SmartStop Self Storage REIT, Inc. (the “Company”), through its operating partnership (the “Borrower”), is party to an amended and restated revolving credit facility with KeyBank, National Association, as administrative agent and collateral agent (“KeyBank”), certain others listed as joint book runners, joint lead arrangers, syndication agents and documentation agents, and certain other lenders party thereto (the “Credit Facility”). The Credit Facility is pari passu with the outstanding 2032 Private Placement Notes previously issued by the Company to certain holders (the “Note Holders”) on April 19, 2022 and May 25, 2022 (“2032 Private Placement Notes”).

On April 11, 2025, the Company notified KeyBank of its election to reduce the Revolving Commitments under the Credit Facility by $100 million. As a result of this election, the Total Commitments under the Credit Facility were then immediately reduced to $600 million (the “Commitment Reduction”).

In addition, the Company notified KeyBank and the Note Holders that it had achieved the Security Interest Termination Conditions set forth in the credit agreement and the note purchase agreement, as amended, respectively (collectively, the “Agreements”). The Credit Facility and the 2032 Private Placement Notes were initially secured by a pledge of equity interests in certain subsidiaries of the Company (the “Subsidiary Guarantors”). However, as a result of the foregoing notification, KeyBank shall, and subsequently did, release the pledges of the Subsidiary Guarantors pursuant to the Agreements, and each of the Credit Facility and the 2032 Private Placement Notes, respectively, became unsecured (the “Security Interest Termination Event”). As a result of the occurrence of the Security Interest Termination Event, certain terms and conditions of the Credit Facility and the 2032 Private Placement Notes have taken immediate effect, including, but not limited to: (i) in certain circumstances, a reduction in the applicable rate under the Credit Facility, (ii) the adjustment or addition of certain financial covenants, (iii) the addition of a floor of at least $25 million for any cross-defaulted recourse debt of the Company, Borrower or any Subsidiary Guarantor, and (iv) in certain circumstances, a reduction in the annual unused fee for the Credit Facility.

On April 17, 2025, the Company issued a press release disclosing the Commitment Reduction and the occurrence of the Security Interest Termination Event. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 17, 2025

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: April 17, 2025	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer